Exhibit 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2013 (the “Report”) by Southside Bancshares, Inc. (“Registrant”), each of the undersigned hereby certifies that to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date:	March 14, 2014	By:	/s/ SAM DAWSON
Sam Dawson
President and Chief Executive Officer

Date:	March 14, 2014	By:	/s/ LEE R. GIBSON
Lee R. Gibson, CPA
Senior Executive Vice President and Chief Financial Officer